Exhibit 8(d)(2): Amendment No. 1 to the Participation Agreement among MFS Variable Insurance Trust, United of Omaha Life Insurance Company and Massachusetts Financial Services Company.

                     AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 30th day of June, 1995, by and among MFS(R) Variable Insurance Trust(SM), United of Omaha Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 1997.

                       UNITED OF OMAHA LIFE INSURANCE COMPANY
                       By its authorized officer,

                       By: /s/
                           ---------------------------------
                              Richard A. Witt
                       Title: Senior Vice President
                       Date:  February 14, 1997


                       MFS(R) VARIABLE INSURANCE TRUST(SM)
                       By its authorized officer,

                       By: /s/
                           ---------------------------------
                              Steven E. Cavan
                       Title: Secretary
                       Date:  February 12, 1997


                       MASSACHUSETTS FINANCIAL SERVICES COMPANY
                       By its authorized officer,

                       By: /s/
                           ---------------------------------
                              Arnold D. Scott
                       Title: Senior Executive Vice President
                       Date:  February 12, 1997

                                                               As of May 1, 1997

                                  SCHEDULE A

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                    --------------------------------------


---------------------------------------------------------------------------------------------------
  Name of Separate Account and Date      Policies Funded by Separate     Portfolios Applicable to
  Established by Board of Directors               Account                       Policies
---------------------------------------------------------------------------------------------------
United of Omaha Separate Account C,            Variable Annuity            Emerging Growth Series
Established December 1, 1993                        # 6090L                    Research Series
                                                                             High Yield Series
                                                                         World Governments Series
                                                                               Value Series
---------------------------------------------------------------------------------------------------